As filed with the Securities and Exchange Commission on June 20, 2018
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
EQUITY COMMONWEALTH

(Exact Name of Registrant as Specified in Its Charter)

Maryland	04-6558834

(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
Two North Riverside Plaza
Suite 2100
Chicago, IL 60606
(312) 646-2800
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)
Orrin S. Shifrin
Executive Vice President, General Counsel and Secretary
Equity Commonwealth
Two North Riverside Plaza
Suite 2100
Chicago, IL 60606
(312) 646-2800
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copy to:
Stuart A. Barr
Hogan Lovells US LLP
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)(2)
Common Shares, par value $0.01 per share (3)
Preferred Shares, par value $0.01 per share (3)
Depositary Shares, representing Preferred Shares (3)
Warrants (3)(4)
Rights (3)

(1)    Omitted pursuant to General Instruction II.E of Form S-3. The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined. This registration statement also covers common shares, preferred shares, depositary shares, warrants and rights that may be offered or sold under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the securities.
(2)    In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Company is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a pay as you go basis.
(3)    This registration statement covers an indeterminate amount of the securities of each identified class of securities, including such indeterminate amount of each identified class of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of Equity Commonwealth. An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.
(4)    The warrants covered by this registration statement may be warrants for common shares, preferred shares or depositary shares.

PROSPECTUS

Common Shares, Preferred Shares, Depositary Shares, Warrants and Rights
We may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:
•common shares,
•preferred shares,
•depositary shares representing our preferred shares,
•warrants exercisable for our common shares, preferred shares or depositary shares and
•rights to purchase common shares.

Our common shares, preferred shares, depositary shares, warrants and rights are referred to herein collectively as the “securities.” We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.
This prospectus describes some of the general terms and conditions that may apply to the securities. The specific terms and conditions of any securities being offered will be provided in prospectus supplements to this prospectus. The applicable prospectus supplement will also contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in any of the securities.
We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers on a continuous or delayed basis. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” beginning on page 45. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.
Our common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol “EQC.” On June 18, 2018 the last reported sale price of our common shares on the NYSE was $31.20 per share. Our principal executive offices are located at Two North Riverside Plaza, Suite 2100, Chicago, IL 60606 and our telephone number is (312) 646-2800.
Investing in the securities involves risks. See the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of each subsequently filed Quarterly Report on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Incorporation of Certain Information by Reference” and “Where To Find Additional Information” in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated June 20, 2018

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer in one or more offerings any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, to the extent required, a prospectus supplement will be provided and it will be attached to this prospectus. The prospectus supplement will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the headings “Where to Find Additional Information,” “Incorporation of Certain Information by Reference” and any additional information you may need to make your investment decision.
You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. The business, financial condition, liquidity, results of operations and prospects of our Company may have changed since those dates.
You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in “Incorporation of Certain Information by Reference” beginning on page 47 of this prospectus, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.
When used in this prospectus, except where the context otherwise requires, the terms “we,” “us,” “our” and “the Company” refer to Equity Commonwealth.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus constitute forward-looking statements within the meaning of the federal securities laws. Any forward-looking statements contained in this prospectus are intended to be made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, all of our statements regarding anticipated growth in market conditions are forward-looking statements. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this prospectus reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K.

OUR COMPANY

We are a Chicago based, internally managed and self-advised real estate investment trust, or REIT, with commercial office properties throughout the United States. We were formed in 1986 under Maryland law.

The Company conducts and intends to continue to conduct substantially all of its activities through EQC Operating Trust, a Maryland real estate investment trust (the “Operating Trust”). The Company beneficially owned 99.97% of the outstanding shares of beneficial interest, designated as units, in the Operating Trust (“OP Units”) as of March 31, 2017, and the Company is the sole trustee of the Operating Trust.  As the sole trustee, the Company generally has the exclusive power under the declaration of trust of the Operating Trust to manage and conduct the business of the Operating Trust, subject to certain limited approval and voting rights of other holders of OP Units.

As of March 31, 2018, our portfolio, excluding properties classified as held for sale, consisted of 13 properties (22 buildings), with a combined 6.3 million square feet for a total undepreciated book value of $1.2 billion at cost and a depreciated book value of $0.9 billion.

Our principal executive offices are located at Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, and our telephone number is (312) 646-2800. We maintain a website at www.eqcre.com. The information contained on or connected to our website is not incorporated by reference into the prospectus or any prospectus supplement.
Additional information about us is included in documents incorporated by reference into this prospectus. See “Where to Find Additional Information” and “Incorporation of Certain Information by Reference” beginning on page 47 of this prospectus.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider any specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings. You should consider carefully those risk factors together with all of the other information included and incorporated by reference in this prospectus and the accompanying prospectus supplement, as updated by our subsequent filings under the Exchange Act, before you decide to purchase our securities. The occurrence of any of the events described could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our shareholders, which could cause you to lose all or a significant portion of your investment in our securities.

USE OF PROCEEDS
Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to contribute the net proceeds from any sale of the securities pursuant to this prospectus to the Operating Trust in exchange for operating partnership units. The Operating Trust will use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include, without limitation, acquisitions of properties, acquisitions of securities, repayments of outstanding indebtedness, capital expenditures, expansions, redevelopments and/or improvements of properties in our portfolio, repurchases of our common shares, working capital and other general purposes.
Pending application of cash proceeds, we may invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities that are consistent with our intention to continue to qualify as a REIT for federal income tax purposes.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS
The following table sets forth our ratios of earnings to combined fixed charges and preferred share dividends for each of the periods shown.

	Three Months Ended March 31,	Year Ended December 31,
	2018	2017	2016	2015	2014	2013(1)
Ratio of earnings to combined fixed charges and preferred share dividends	16.6x	1.4x	3.1x	1.5x	0.8x(2)	0.6x(3)

(1)	Reclassifications have been made to the prior years’ financial statements to conform to the current year’s presentation.
(2)	The deficiency for this period was $28,498.
(3)	The deficiency for this period was $82,559.

The ratios of earnings to combined fixed charges and preferred share dividends were computed by dividing earnings by combined fixed charges and preferred share dividends. Earnings consist of income from continuing operations before income tax expense and income from unconsolidated joint ventures and gains on equity transactions of investees, plus distributions from unconsolidated joint ventures, and fixed charges. Combined fixed charges and preferred share dividends consist of interest expensed, including net amortization of debt discounts, premiums and deferred financing fees and preferred share dividends.

DESCRIPTION OF CAPITAL SHARES
The following description is a summary of certain provisions of our capital shares as of the date of this prospectus. This summary does not completely describe our capital shares. For a complete description of our capital shares, we refer you to our Articles of Amendment and Restatement of Declaration of Trust, as amended, restated and supplemented from time to time (“Declaration of Trust”), and our Third Amended and Restated Bylaws, as amended, restated and supplemented from time to time (“Bylaws”), each of which is incorporated by reference in this prospectus. See “Where to Find Additional Information” beginning on page 47 of this prospectus.
General
Our Declaration of Trust currently provides that we may issue up to 350,000,000 common shares of beneficial interest, par value $0.01 per share, and 50,000,000 preferred shares of beneficial interest, par value $0.01 per share, and 15,180,000 of which have been designated as 6.500% Series D Cumulative Convertible Preferred shares of beneficial interest (“Series D Preferred Shares” or “Preferred Shares”). As of May 3, 2018, 121,457,073 common shares and 4,915,196 Series D Preferred Shares were issued and outstanding.
Both Maryland law and our Declaration of Trust provide that no shareholder of the Company will be personally liable for any of our debts or obligations solely as a result of that shareholder’s status as a shareholder. Our Declaration of Trust further provides that the Company has the power to indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of his or her being or having been a shareholder and to reimburse each shareholder for all reasonable expenses incurred by him or her in connection with any such claim or liability.

DESCRIPTION OF COMMON SHARES
Voting Rights of Common Shares
 Subject to the provisions of any class or series of outstanding shares and to the provisions of our Declaration of Trust regarding restrictions on ownership and transfer of our shares of beneficial interests, each outstanding common share entitles the holder to one vote on the following matters: (i) election and removal of trustees; (ii)  amendment of the Declaration of Trust; (iii) termination of the Company; (iv) the merger or consolidation of the Company or a share exchange, provided that shareholders are not entitled to vote on a merger of the Company that may be approved pursuant to the provisions of the Maryland REIT Law by a majority of the entire board of trustees without a vote of the shareholders; (v) the transfer of all or substantially all of the Company, provided that the Company shall be permitted to transfer or otherwise dispose of all or substantially all of the Company’s property without the approval of the shareholders by means of a distribution to shareholders or in a disposition, immediately following which the Company continues to own, directly or indirectly, substantially all of the ownership interests in the transferees of all or substantially all of the Company’s property; (vi) consolidation of the Company with one or more other entities into a new entity; (vii) such other matters with respect to which the board of trustees has adopted a resolution declaring advisable or recommending a proposal and directing that the matter be submitted to the shareholders for consideration; and (viii) such other matters as may be properly brought before a meeting by a shareholder pursuant to the Bylaws.
Except as otherwise required by law or except as provided with respect to any other class or series of shares of beneficial interest, the holders of common shares will possess the exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a plurality of the outstanding common shares, voting as a single class, can elect all of the trustees then standing for election.
Under the Maryland statute governing real estate investment trusts formed under the laws of that state, which we refer to as the Maryland REIT law, a Maryland REIT generally cannot amend its declaration of trust or merge unless recommended by its board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the REIT’s declaration of trust. Our Declaration of Trust provides that a merger, consolidation, share exchange or the transfer of all or substantially all of the Company may be approved by the affirmative vote of the holders of not less than a majority of all the shares then outstanding and entitled to vote thereon. All other matters permitting or requiring action by shareholders must be approved by the affirmative vote of the holders of shares representing a majority of the total number of votes cast by shares then outstanding and entitled to vote thereon, provided, however, that the election of a trustee in a contested election, which is an election in which the number of nominees for election is greater than the number to be elected at the meeting, shall be by the affirmative vote of shares representing a plurality of the total number of share votes cast by shares then outstanding and entitled to vote thereon. Our Declaration of Trust permits two-thirds of the trustees to amend the Declaration of Trust from time to time to qualify as a REIT under the Internal Revenue Code or the Maryland REIT law after written notice to the shareholders, without the affirmative vote or written consent of the shareholders.
Dividends, Liquidation and Other Rights
All common shares offered by this prospectus will be duly authorized, fully paid and nonassessable. Holders of our common shares will be entitled to receive dividends when, as and if declared by our board of trustees out of assets legally available for the payment of dividends. They also will be entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights will be subject to the preferential rights of any other class or series of our shares and to the provisions of our Declaration of Trust regarding restrictions on transfer of our shares.
Holders of our common shares will have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and will have no preemptive rights to subscribe for any of the securities. Subject to the restrictions on transfer of shares contained in our Declaration of Trust and to the ability of the board of trustees to create common shares with differing voting rights, all common shares will have equal dividend, liquidation and other rights.
Power to Classify and Reclassify Shares and Issue Additional Common Shares or Preferred Shares
Our Declaration of Trust authorizes our board of trustees to classify any unissued preferred shares and to reclassify any previously classified but unissued common shares and preferred shares of any series from time to time in one or more series. Prior to issuance of shares of each class or series, the board of trustees is required by the Maryland REIT law and our Declaration of Trust to set for each such class or series, subject to the provisions of our Declaration of Trust regarding the restrictions on transfer of shares of beneficial interest, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. As a result, our board of trustees could authorize the issuance of preferred shares that have priority over the common shares with respect to dividends and rights upon liquidation and with other terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of common shares or otherwise might be in their best interest.
To permit us increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise, our Declaration of Trust allows us to issue additional common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to issue the classified or reclassified shares without shareholder approval, unless shareholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of shares that could delay, deter or prevent a transaction or a change in control that might involve a premium price for holders of common shares or might otherwise be in their best interests.
Holders of our common shares do not have preemptive rights, which means they have no right to acquire any additional shares that we may issue at a subsequent date.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Equiniti Trust Company.
Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws
The following description of certain provisions of Maryland law and of our Declaration of Trust and Bylaws is only a summary. For a complete description, we refer you to applicable Maryland law, our Declaration of Trust and Bylaws.
Number of Trustees; Vacancies
Our Declaration of Trust and Bylaws provide that the number of our trustees will be established by a majority vote of the members of our board of trustees. We currently have eleven trustees. Our Bylaws provide that any vacancy, including a vacancy created by an increase in the number of trustees, may be filled by a vote of a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum, or by a majority of votes cast by shareholders at a special meeting. Pursuant to our Declaration of Trust, each of our trustees is elected by our shareholders to serve until the next annual meeting and until their successors are duly elected and qualify.
Removal of Trustees
Our Declaration of Trust provides that a trustee may be removed at any time with or without cause by the vote or consent of holders of shares representing two-thirds of the total votes entitled to be cast by shares then outstanding and entitled to vote thereon.
Business Combinations
Our board of trustees has approved a resolution that exempts us from the provisions of the Maryland business combination statute described below but may opt to make these provisions applicable to us in the future. Maryland law prohibits “business combinations” between us and an interested shareholder or an affiliate of an interested shareholder for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested shareholder as:

•	any person who beneficially owns 10% or more of the voting power of our shares; or

•
an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting shares.

A person is not an interested shareholder under Maryland law if our board of trustees approves in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, our board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of trustees.
After the five-year prohibition, any business combination between us and an interested shareholder generally must be recommended by our board of trustees and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then outstanding shares of beneficial interest; and

•
two-thirds of the votes entitled to be cast by holders of our voting shares other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if our common shareholders receive a minimum price, as described under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are approved by our board of trustees before the time that the interested shareholder becomes an interested shareholder.
Control Share Acquisitions
Our Bylaws contain a provision exempting any and all acquisitions of our common shares from the control shares provisions of Maryland law. However, our board of trustees may opt to make these provisions applicable to us at any time by amending or repealing this provision in the future, and may do so on a retroactive basis. Maryland law provides that “control shares” of a Maryland REIT acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror or by officers or trustees who are our employees are excluded from the shares entitled to vote on the matter. “Control shares” are issued and outstanding voting shares that, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise or direct the exercise of the voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.
Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the special meeting. If no request for a special meeting is made, we may present the question at any shareholders’ meeting.
If voting rights are not approved at the shareholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting, the acquiror may then vote a majority of the shares entitled to vote, and all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our Declaration of Trust or Bylaws.

Merger, Amendment of Declaration of Trust
Under Maryland REIT law, a Maryland REIT generally cannot dissolve, amend its declaration of trust or merge with another entity unless recommended by the board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter, is set forth in the REIT’s declaration of trust. Our Declaration of Trust provides that a merger, consolidation, share exchange or the transfer of all or substantially all of the Company must be approved by the affirmative vote of the holders of not less than a majority of all the shares then outstanding and entitled to vote thereon. Additionally, our Declaration of Trust may be amended by the affirmative vote of the holders of shares representing a majority of the total number of votes authorized to be cast in respect of shares then outstanding and entitled to be cast on the matter. Under the Maryland REIT law and our Declaration of Trust, our trustees are permitted, after written notice to the shareholders, to amend the Declaration of Trust from time to time to qualify as a REIT under the Internal Revenue Code or the Maryland REIT law without the affirmative vote or written consent of the shareholders.
Limitation of Liability and Indemnification
Our Declaration of Trust limits the liability of our trustees and officers for money damages, except for liability resulting from his or her own willful malfeasance, bad faith, gross negligence or reckless disregard of duty.
Our Declaration of Trust authorizes us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to:

•	any present or former trustee or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•
any individual who, while a trustee or officer of our Company and at our request, serves or has served as a trustee, officer or partner of another corporation, REIT, limited liability Company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

The indemnification covers any claim or liability against the person.
Maryland law will permit us to indemnify our present and former trustees and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless:

•	the act or omission of the trustee or officer was material to the matter giving rise to the proceeding; and was committed in bad faith;

•	was the result of active and deliberate dishonesty;

•	the trustee or officer actually received an improper personal benefit in money, property or services; or

•	in a criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful.
In addition, Maryland law prohibits us from indemnifying our present and former trustees and officers for an adverse judgment in an action by us or in a derivative action or if the trustee or officer was adjudged to be liable for an improper personal benefit. Our Bylaws and Maryland law require us, as a condition to advancing expenses in certain circumstances, to obtain:

•	a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking to repay the amount reimbursed if the standard of conduct is not met.

Disputes by Shareholders

Our Bylaws provide that actions brought against us or any trustee, officer, manager, agent or employee of us, by a shareholder, including derivative and class actions, shall, on the demand of any party to such dispute, be resolved through binding arbitration in accordance with the procedures set forth in our Bylaws.

Term and Termination
Our Declaration of Trust provides for us to have a perpetual existence. Pursuant to our Declaration of Trust, and subject to the provisions of any of our classes or series of shares of beneficial interest then outstanding, our shareholders, at any meeting thereof, by the affirmative vote of holders of shares representing two-thirds of the total number of shares then outstanding and entitled to be cast on the matter, may approve the dissolution or termination of the Company.
Meetings of Shareholders
Under our Bylaws, annual meetings of shareholders are to be held each year at a date and time as determined by our board of trustees. Special meetings of shareholders may be called only by a majority of the trustees then in office, by the Chairman of our board of trustees, our President or our Chief Executive Officer. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our Bylaws provide that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is signed by each shareholder entitled to vote on the matter.
Advance Notice of Trustee Nominations and New Business
Our Bylaws provide that, with respect to an annual meeting of shareholders, nominations of persons for election to our board of trustees and the proposal of business to be considered by shareholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by our board of trustees; or

•
by a shareholder who was a shareholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our Bylaws.

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to our board of trustees may be made only:

•	by our board of trustees; or

•
provided that our board of trustees has determined that trustees shall be elected at such meeting, by a shareholder who was a shareholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our Bylaws.

The purpose of requiring shareholders to give advance notice of nominations and other proposals is to afford our board of trustees the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of trustees, to inform shareholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our shareholder meetings. Although our Bylaws do not give our board of trustees the power to disapprove timely shareholder nominations and proposals, they may have the effect of precluding a contest for the election of trustees or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees to our board of trustees or to approve its own proposal.
Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws
The business combination provisions of Maryland law (if our board of trustees opts to make them applicable to us), the control share acquisition provisions of Maryland law (if the applicable provision in our Bylaws is rescinded), the limitations on removal of trustees, the restrictions on the acquisition of our shares of beneficial interest, the power to issue additional common shares or preferred shares and the advance notice provisions of our Bylaws could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of the common shares or might otherwise be in their best interest. The “unsolicited takeovers” provisions of Maryland law permit our board of trustees, without shareholder approval and regardless of what is provided in our Declaration of Trust or Bylaws, to implement takeover defenses that we may not yet have.

DESCRIPTION OF PREFERRED SHARES
The following description sets forth certain general terms of the preferred shares to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our Declaration of Trust, the applicable articles supplementary that describes the terms of the related class or series of preferred shares, and our Bylaws, each of which we will make available upon request.
General
Our Declaration of Trust provides that we may issue up to 50,000,000 preferred shares of beneficial interest, par value $0.01 per share. Our Declaration of Trust authorizes our board of trustees to classify any unissued preferred shares from time to time into one or more classes or series of preferred shares. Prior to issuance of shares of each class or series, the board of trustees is required by the Maryland REIT law and our Declaration of Trust to set for each such class or series, subject to the provisions of our Declaration of Trust regarding the restrictions on ownership and transfer of shares and subject to the express terms of any class or series of shares then outstanding, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series.
The rights, preferences, privileges and restrictions of any series of preferred shares will be fixed by articles supplementary relating to the series. We will describe the specific terms of the particular series of preferred shares in the prospectus supplement relating to that series, which terms will include:

•	the designation and par value of the preferred shares;

•	the voting rights, if any, of the preferred shares;

•	the number of preferred shares offered, the liquidation preference per preferred share and the offering price of the preferred shares;

•	the distribution rate(s), period(s) and payment date(s) or method(s) of calculation thereof applicable to the preferred shares;

•	whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the preferred shares will accumulate;

•	the procedures for any auction and remarketing for the preferred shares, if applicable;

•	the provision for a sinking fund, if any, for the preferred shares;

•	the provision for, and any restriction on, redemption, if applicable, of the preferred shares;

•	the provision for, and any restriction on, repurchase, if applicable, of the preferred shares;

•
the terms and provisions, if applicable, upon which the preferred shares will be convertible into our common shares, including the conversion price (or manner or calculation thereof) and conversion period;

•	the terms under which the rights of the preferred shares may be modified, if applicable;

•	the relative ranking and preferences of the preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

•
any limitation on issuance of any other series of preferred shares, including any series of preferred shares ranking senior to or on parity with the series of preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any listing of the preferred shares on any securities exchange;

•	if appropriate, a discussion of any additional material U.S. federal income tax considerations applicable to the preferred shares;

•	information with respect to the transfer agent, paying agent and registrar for the preferred shares, and any book-entry procedures, if applicable;

•
in addition to those restrictions described below, any other restrictions on the actual and constructive ownership and restrictions on transfer of the preferred shares, in each case as may be appropriate to preserve our status as a REIT; and

•	any other specific terms, additional rights, preferences, privileges or restrictions of the preferred shares.

DESCRIPTION OF DEPOSITARY SHARES
General
We may issue receipts for depositary shares, each of which will represent a fractional interest of a preferred share of a particular series, as specified in the applicable prospectus supplement. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a preferred share of a particular series represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred shares represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.
Dividends and Other Distributions
The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.
In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
No distribution will be made in respect of any depositary share to the extent that it represents any preferred shares converted into other securities.
Withdrawal of Shares
Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Redemption of Depositary Shares
Whenever we redeem preferred shares held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing preferred shares so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our Declaration of Trust. See “Restrictions on Ownership” beginning on page 20 of this prospectus.
From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.
Voting of the Preferred Shares
Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.
Conversion of Preferred Shares
The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred shares depositary with written instructions to the preferred shares depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares, other preferred shares or other shares of beneficial interest, and upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred shares depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each related preferred share shall have been converted into our securities not so represented by depositary shares.
Charges of Preferred Shares Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.
Resignation and Removal of Depositary
The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust Company having its principal office in the United States and having a combined capital and surplus of at least $10,000,000.
Miscellaneous
The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.
Neither the preferred shares depositary nor the Company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.
In the event the preferred shares depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.
Restrictions on Ownership
Holders of depositary receipts will be subject to the ownership restrictions of the Declaration of Trust. See “Restrictions on Ownership” beginning on page 20 of this prospectus.

DESCRIPTION OF WARRANTS
We may offer by means of this prospectus warrants for the purchase of our preferred shares, depositary shares representing preferred shares or common shares. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title and issuer of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currencies in which the price or prices of such warrants may be payable;

•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of material U.S. federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS
We may issue rights to our shareholders for the purchase of common shares. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the shareholders entitled to the rights distribution;

•	the aggregate number of common shares purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	any special U.S. federal income tax consequences; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

RESTRICTIONS ON OWNERSHIP
In order to qualify as a REIT under the Internal Revenue Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares (after taking into account options to acquire shares) may be owned, directly, indirectly, or through attribution, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities).
Because our board of trustees believes that it is essential for us to qualify as a REIT, our Declaration of Trust, subject to certain exceptions, contains restrictions on the number of our shares of beneficial interest that a person may own. Our Declaration of Trust provides that:

•
no person, other than an excepted holder (as defined in the Declaration of Trust), may own directly, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8%, in value or number of shares, whichever is more restrictive, of our issued and outstanding common or preferred shares;

•
no excepted holder (as defined in the Declaration of Trust), may own directly, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, shares in excess of an excepted holder limit established by the board of trustees;

•	no person shall beneficially or constructively own our shares of beneficial interest that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code; and

•
no person shall beneficially own shares that would result in our otherwise failing to qualify as a REIT (including but not limited to ownership that would result in the our owning (directly or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Internal Revenue Code if the income derived by us (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Internal Revenue Code); and

•	no person shall transfer our shares of beneficial interest if such transfer would result in our shares of beneficial interest being owned by fewer than 100 persons.
Our board of trustees may waive the 9.8% ownership limit for common and preferred shares for a shareholder that is not an individual if such shareholder provides information and makes representations to the board that are satisfactory to the board, in its sole discretion, to establish that such person’s ownership in excess of the 9.8% ownership limit for common and preferred shares, would not jeopardize our qualification as a REIT.
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. Any person who would have owned excess shares in a proposed or attempted transaction shall give at least (15) days prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. If any transfer of shares or any other event would otherwise result in any person violating the ownership limits described above, then our Declaration of Trust provides that the Board of Trustees shall be authorized to deem the shares automatically transferred to a charitable trust (as defined in the Declaration of Trust) or void ab initio, in which case the intended transferee shall acquire no rights in the excess shares. The Board of Trustees or a committee thereof may take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Shares, refusing to give effect to such Transfer on the books of the Trust or the Trust’s transfer agent or instituting proceedings to enjoin such Transfer or other event. The foregoing restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
All certificates representing our shares will bear a legend referring to the restrictions described above.
Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our shares, including common shares, will be required to give written notice to us within 30 days after the end of each taxable year and within 3 days after a request from us stating the name and address of such owner, the number of Shares Beneficially Owned, and a description of the manner in which such Shares are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each shareholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
These ownership limitations could delay, deter or prevent a transaction or a change in control that might involve a premium price for the common shares or might otherwise be in the best interest of our shareholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion describes certain material U.S. federal income tax considerations relating to our taxation as a REIT and the acquisition, ownership and disposition of our common shares. If we offer securities other than common shares, information about any additional material U.S. federal income tax consequences to holders of those securities will be included in the documents pursuant to which those securities are offered. For purposes of the following discussion, references to “our company,” “EQC,” “we” and “us” mean Equity Commonwealth and not its subsidiaries or affiliates.
Because this is a summary that is intended to address only the U.S. federal income tax considerations relating to the ownership and disposition of our common shares, it may not contain all the information that may be important in your specific circumstances. As you review this discussion, you should keep in mind that:
1.    The tax considerations to you may vary depending on your particular tax situation;
2.    Special rules that are not discussed below may apply to you if you are subject to special tax treatment under the Internal Revenue Code of 1986, as amended (the “Code”), including:

•	broker-dealers;

•	financial institutions;

•	holders who receive our common shares through the exercise of employee stock options or otherwise as compensation;

•	insurance companies;

•	non-U.S. shareholders (as defined below), except to the extent discussed below in “U.S. Taxation of Non-U.S. Shareholders”;

•	persons holding 10% or more (by vote or value) of our outstanding common shares, except to the extent discussed below;

•	persons holding our common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons holding our common shares on behalf of other persons as nominees;

•	persons holding our common shares through a partnership or similar pass-through entity;

•	persons subject to the alternative minimum tax provisions of the Code;

•	REITs;

•	regulated investment companies, or RICs;

•	subchapter S corporations;

•	foreign (non-U.S.) governments and governmental entities;

•	tax-exempt organizations, except to the extent discussed below in “Taxation of Tax-Exempt U.S. Shareholders”;

•	trusts and estates; or

•	U.S. expatriates.
3.    This summary addresses neither U.S. federal taxes other than income tax, nor state, local or non-U.S. tax considerations;
4.    This summary deals only with EQC common shareholders that hold common shares as “capital assets,” within the meaning of Section 1221 of the Code; and
5.    This discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your tax advisor to determine the effect of acquiring, owning and disposing of our common shares in your individual tax situation, including any state, local or non-U.S. tax consequences.
The information in this section is based on the Code, current, temporary and proposed regulations promulgated by the U.S. Treasury Department, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”), and court decisions. The reference to IRS interpretations and practices includes IRS practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this registration statement. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not requested and do not plan to request any rulings from the IRS concerning the tax treatment of our company. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.
New Tax Reform Legislation Enacted December 22, 2017
On December 22, 2017, the President signed into law H.R. 1, which generally takes effect for taxable years beginning on or after January 1, 2018. This legislation makes many changes to the U.S. federal income tax laws that significantly impact the taxation of individuals, corporations (both non-REIT C corporations as well as corporations that have elected to be taxed as REITs). However, a number of changes that reduce the tax rates applicable to non-corporate taxpayers (including a new 20% deduction for qualified REIT dividends that reduces the effective rate of regular income tax on such income), and also limit the ability of such taxpayers to claim certain deductions, will expire for taxable years beginning after 2025 unless Congress acts to extend them.
These changes will impact us and our shareholders in various ways, some of which may be adverse relative to prior law, and this summary of material U.S. federal income tax considerations incorporates these changes where material. To date, the IRS has issued only limited guidance with respect to certain provisions of the new law. There are numerous interpretive issues and ambiguities that will require guidance and that are not clearly addressed in the Conference Report that accompanied H.R. 1. Technical corrections legislation will likely be needed to clarify certain of the new provisions and give proper effect to Congressional intent. There can be no assurance, however, that technical clarifications or other legislative changes that may be needed to prevent unintended or unforeseen tax consequences will be enacted by Congress in the near future.
Taxation of EQC as a REIT
General.    Our company has elected to be taxed as a REIT under the Code. A REIT generally is not subject to U.S. federal income tax on the net income that it distributes to shareholders if it meets the applicable REIT distribution requirements and other requirements for REIT qualification under the Code. We believe that we have been organized and have operated, and we intend to continue to operate, so as to qualify as a REIT, but there can be no assurance that we qualify or will remain qualified as a REIT.
The law firm of Hogan Lovells US LLP (“Hogan Lovells”) has acted as our tax counsel in connection with the registration statement of which this discussion is a part. We have received an opinion of Hogan Lovells to the effect that that we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT for each of our taxable years beginning with our taxable year ended December 31, 2014, and that our current organization and current and proposed method of operation (as described in this prospectus and a letter that we have provided to Hogan Lovells) will enable us to meet the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2018 and future taxable years. It must be emphasized that the opinion of Hogan Lovells is based on various assumptions relating to our organization and operation, is conditioned upon factual representations and covenants made by our management regarding our organization, assets, income, the present and future conduct of our business operations, the economic terms of our leases, and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our qualification as a REIT. While we intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Hogan Lovells or by us that we will qualify as a REIT for any particular year. The opinion of Hogan Lovells was expressed as of the date issued. Hogan Lovells will have no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Hogan Lovells' opinion does not foreclose the possibility that we may have to utilize one or more of the REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which tax could be significant in amount) in order for us to maintain our REIT qualification.
Qualification and taxation as a REIT depend upon our ability to meet, through actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, we cannot provide any assurance that our actual operating results will satisfy the requirements for taxation as a REIT under the Code for any particular taxable year.
The sections of the Code that relate to our qualification and operation as a REIT are highly technical and complex. This discussion sets forth material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and Treasury regulations, and related administrative and judicial interpretations.
Taxation.    For each taxable year in which we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income tax on our “REIT taxable income” (generally, taxable income subject to specified adjustments, including a deduction for dividends paid and excluding our net capital gain) that is distributed currently to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from an investment in a non-REIT C corporation. A non-REIT C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when the income is earned and once again at the shareholder level when the income is distributed. In general, the income that we generate is taxed only at the shareholder level upon a distribution of dividends to our shareholders.
U.S. shareholders (as defined below) generally will be subject to taxation on dividends distributed by us (other than designated capital gain dividends and “qualified dividend income”) at rates applicable to ordinary income, instead of at lower capital gain rates. For taxable years beginning after December 31, 2017, and before January 1, 2026, generally, U.S. shareholders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. Capital gain dividends and qualified dividend income will continue to be subject to a maximum 20% rate.
While we generally will not be subject to corporate income taxes on income that we distribute currently to shareholders, we will be subject to U.S. federal income tax as follows:
1.    We will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.
2.    For taxable years beginning prior to December 31, 2017, we may be subject to the “alternative minimum tax” on our undistributed items of tax preference, if any.
3.    If we have (1) net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or (2) other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income.
4.    Any net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.
5.    If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% test for the taxable year or (2) the amount by which 95% of our gross income exceeds the amount of our income qualifying for the 95% income test for the taxable year, multiplied in either case by a fraction intended to reflect our profitability.
6.    We will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the sum of amounts actually distributed, excess distributions from the preceding taxable year and amounts retained for which U.S. federal income tax was paid if we fail to make the required distribution by the end of a calendar year (taking into account certain distributions declared in the last three months of a calendar year and paid prior to the end of January of the following calendar year). The required distribution for each calendar year is equal to the sum of:

•	85% of our REIT ordinary income for the year;

•	95% of our REIT capital gain net income for the year other than capital gains we elect to retain and pay tax on as described below; and

•	any undistributed taxable income from prior taxable years.
7.    We will be subject to a 100% penalty tax on certain rental income we receive when a taxable REIT subsidiary (“TRS”) provides services to our tenants, on certain expenses deducted by a taxable REIT subsidiary on payments made to us and, effective for our taxable years beginning after December 31, 2015, on income for services rendered to us by a taxable REIT subsidiary, if the arrangements among us, our tenants, and our taxable REIT subsidiaries do not reflect arm's-length terms.
8.    If we acquire any assets from a non-REIT C corporation in a carry-over basis transaction, we would be liable for corporate income tax, at the highest applicable corporate rate for the “built-in gain” with respect to those assets if we disposed of those assets within five years after they were acquired. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. To the extent that assets are transferred to us in a carry-over basis transaction by a partnership in which a corporation owns an interest, we will be subject to this tax in proportion to the non-REIT C corporation’s interest in the partnership. The results described in this paragraph assume that the non-REIT C corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us. The IRS has issued Treasury regulations that generally exclude from the application of this built-in gains tax any gain from the sale of property acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code.
9.    We may elect to retain and pay U.S. federal income tax on our net long-term capital gain.  In that case, a U.S. shareholder would include its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the shareholder) in its income, would be deemed to have paid the tax we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the U.S. shareholder in our common shares.
10.    If we fail to satisfy one of the REIT asset tests (other than certain de minimis failures), but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the greater of $50,000 or the amount determined by multiplying the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets by the highest rate of tax applicable to corporations.
11.    If we fail to satisfy certain of the requirements under the Code the failure of which would result in the loss of our REIT status, and the failure is due to reasonable cause and not willful neglect, we may be required to pay a penalty of $50,000 for each such failure in order to maintain our qualification as a REIT.
12.    If we fail to comply with the requirements to send annual letters to our shareholders requesting information regarding the actual ownership of our shares and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty.
Furthermore, notwithstanding our status as a REIT, we also may have to pay certain state and local income taxes, because not all states and localities treat REITs the same as they are treated for U.S. federal income tax purposes. Moreover, each of our taxable REIT subsidiaries (as further described below) is subject to U.S. federal, state and local corporate income taxes on its net income.
If we are subject to taxation on our REIT taxable income or subject to tax due to the sale of a built-in gain asset that was acquired in a carry-over basis from a non-REIT C corporation, some of the dividends we pay to our shareholders during the following year may be subject to tax at the reduced capital gains rates, rather than taxed at ordinary income rates. See “—Taxation of U.S. Shareholders—Qualified Dividend Income.”
Requirements for Qualification as a REIT.    The Code defines a REIT as a corporation, trust or association:
1.    that is managed by one or more trustees or directors;
2.    that issues transferable shares or transferable certificates to evidence its beneficial ownership;
3.    that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;
4.    that is neither a financial institution nor an insurance company within the meaning of certain provisions of the Code;
5.    that is beneficially owned by 100 or more persons;

6.    not more than 50% in value of the outstanding shares or other beneficial interest of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities and as determined by applying certain attribution rules) during the last half of each taxable year;
7.    that makes an election to be a REIT for the current taxable year, or has made such an election for a previous taxable year that has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;
8.    that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code and the Treasury regulations promulgated thereunder;
9.    that has at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year; and
10.    that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.
The Code provides that conditions 1, 2, 3 and 4 above must be met during the entire taxable year and condition 5 above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions 5 and 6 do not apply until after the first taxable year for which an election is made to be taxed as a REIT. Condition 6 must be met during the last half of each taxable year. For purposes of determining share ownership under condition 6 above, a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding stock of a REIT in proportion to their actuarial interests in the trust for purposes of condition 6 above.
We believe that we have been organized, have operated and have issued sufficient shares of beneficial ownership with sufficient diversity of ownership to allow us to satisfy the above conditions. In addition, our Declaration of Trust contains restrictions regarding the transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions 5 and 6 above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.
To monitor compliance with condition 6 above, a REIT is required to send annual letters to its shareholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and do not know, or exercising reasonable diligence, would not have known, of a failure to meet condition 6 above, then we will be treated as having met condition 6 above.
We have computed or retained accountants to compute the amount of undistributed earnings and profits that we inherited in our corporate acquisitions. Based on these calculations, we believe that we did not inherit any undistributed earnings and profits that remained undistributed at the end of the applicable taxable year. There can be no assurance that the IRS would not contend otherwise on a subsequent audit.
If the IRS determined that we inherited undistributed non-REIT earnings and profits and that we did not distribute the non-REIT earnings and profits by the end of that taxable year, it appears that we could avoid disqualification as a REIT by using “deficiency dividend” procedures to distribute the non-REIT earnings and profits. The deficiency dividend procedures would require us to make a distribution to shareholders, in addition to the regularly required REIT distributions, within 90 days of a “determination” under Section 860 of the Code, and we would have to pay to the IRS an interest charge based on the amount of the undistributed non-REIT earnings and profits.
Qualified REIT Subsidiaries.    We may acquire 100% of the stock of one or more corporations that are qualified REIT subsidiaries. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its stock and it is not a taxable REIT subsidiary. A qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as our assets, liabilities and such items (as the case may be) for all purposes of the Code, including the REIT qualification tests. For this reason, references in this discussion to our income and assets should be understood to include the income and assets of any qualified REIT subsidiary we own. A qualified REIT subsidiary will not be subject to U.S. federal income tax, although it may be subject to state and local taxation in some states. Our ownership of the voting stock of a qualified REIT subsidiary will not violate the asset test restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer’s securities or more than five percent of the value of our total assets, as described below in “—Asset Tests Applicable to REITs.”
Taxable REIT Subsidiaries.    A taxable REIT subsidiary is a corporation other than a REIT in which we directly or indirectly hold stock, which has made a joint election with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. A taxable REIT subsidiary also includes any corporation other than a REIT in which a taxable REIT subsidiary of ours owns, directly or indirectly, securities, (other than certain “straight debt” securities), which represent more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to our tenants without causing us to receive impermissible tenant service income under the REIT gross income tests. A taxable REIT subsidiary is required to pay regular U.S. federal income tax, and state and local income tax where applicable, as a regular, non-REIT “C” corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by us if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied. If dividends are paid to us by our taxable REIT subsidiary, then a portion of the dividends we distribute to shareholders who are taxed at individual rates generally would be eligible for taxation at lower capital gains rates, rather than at ordinary income rates. See “Taxation of U.S. Shareholders—Qualified Dividend Income.”
Generally, a taxable REIT subsidiary can perform services that otherwise would be impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions applicable to the arrangements between a REIT and its taxable REIT subsidiaries are intended to ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made directly or indirectly to us in excess of a certain amount. In addition, a REIT will be obligated to pay a 100% penalty tax on some payments that it receives or on certain expenses deducted by the taxable REIT subsidiary and, for taxable years beginning after December 31, 2015, on income earned by our taxable REIT subsidiaries for services provided to, or on behalf of, us, if the economic arrangements between the REIT, the REIT’s tenants and the taxable REIT subsidiary do not reflect arm’s-length terms. Our taxable REIT subsidiaries may make interest and other payments to us and to third parties in connection with activities related to our properties. There can be no assurance that our taxable REIT subsidiaries would not be limited in their ability to deduct certain interest payments made to us. In addition, there can be no assurance that the IRS would not seek to impose the 100% excise tax on a portion of payments received by us from, or expenses deducted by, or service income imputed to, our taxable REIT subsidiaries. See “—New Interest Deduction Limitation Enacted by H.R. 1.”
Ownership of Partnership Interests by a REIT.    In the case of a REIT that is a partner in a partnership or other entity taxable as a partnership for U.S. federal income tax purposes, such as the Operating Trust, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets (subject to special rules relating to the 10% asset test described below) and to earn its proportionate share of the partnership’s income for purposes of the asset and gross income tests applicable to REITs, as described below. Similarly, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets, liabilities, and items of income in the Operating Trust will be treated as our assets, liabilities, and items of income for purposes of applying the REIT requirements described below. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “— Tax Aspects of Investments in the Operating Trust.”
We generally have control of the Operating Trust and the subsidiary partnerships (and limited liability companies taxed as partnerships), and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause us to fail a gross income or asset test, and that we would not become aware of such action in time for us to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief as described below in “—Taxation of EQC as a REIT—General.”
Under the Bipartisan Budget Act of 2015, Congress revised the rules applicable to U.S. federal income tax audits of partnerships (such as certain of our subsidiaries) and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed from the affected partners, subject to a higher rate of interest than otherwise would apply. Many questions remain as to how the new rules will apply, especially with respect to partners that are REITs, and it is not clear at this time what effect this new legislation will have on us. However, these changes could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a U.S. federal income tax audit of a subsidiary partnership.
Ownership of Subsidiary REITs. We may own stock of one or more entities that elect to be taxed as REITs. We currently do not own interests in any subsidiary REITs. We intend that any REIT that we may acquire in the future will operate in a manner to permit us to qualify for taxation as a REIT for U.S. federal income tax purposes and that stock in any such REIT will be a qualifying asset for purposes of the 75% asset test. However, if any REIT that we may acquire in the future fails to qualify as a REIT then (i) the entity would be subject to regular corporate income tax, as described herein (refer below to the section entitled “—Failure of EQC to Qualify as a REIT”) and (ii) our equity interest in such entity would not be a qualifying real estate asset for purposes of the 75% asset test and would be subject to the 5% asset test and the 10% vote or value test generally applicable to our ownership in corporations other than REITs, qualified REIT subsidiaries or taxable REIT subsidiaries (refer below to the section entitled “—Asset Tests Applicable to REITs”). If any REIT that we may acquire in the future fails to qualify as a REIT, it is possible that we would not meet the 75% asset test, the 5% asset test, and/or the 10% vote or value test with respect to our interest in such entity, in which event we would fail to qualify as a REIT, unless we qualified for certain relief provisions.
Income Tests Applicable to REITs.    To qualify as a REIT, we must satisfy two gross income tests which are applied on an annual basis. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, certain foreign currency income and income and gain from certain hedging transactions, from investments relating to real property or mortgages on real property or from some types of temporary investments. Income from investments relating to real property or mortgages on related property includes “rents from real property,” gains on the disposition of real estate, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property. Second, in each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, certain foreign currency income and income and gain from certain hedging transactions, from any combination of income qualifying under the 75% gross income test and dividends, interest, and gain from the sale or disposition of stock or securities.
Rents we receive will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if several conditions are met:

•
The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

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We, or an actual or constructive owner of 10% or more of our shares, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such a tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if either (i) at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space or (ii) the property is a qualified lodging facility or, for taxable years of REITs beginning after July 30, 2008, a qualified health care property, and such property is operated on behalf of the taxable REIT subsidiary by a person who is an independent contractor and certain other requirements are met;

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Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of rent attributable to personal property will not qualify as “rents from real property”; and

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We generally must not provide directly impermissible tenant services to the tenants of a property, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no income or a taxable REIT subsidiary. We may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered primarily for the convenience of the tenant” of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may provide through an independent contractor or a taxable REIT subsidiary both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” If the total amount of income we receive from providing impermissible tenant services at a property exceeds 1% of our total income from that property, then all of the income from that property will fail to qualify as “rents from real property.” Impermissible tenant service income is deemed to be at least 150% of our direct cost in providing the service.

In light of these requirements, we do not intend to take any of the actions listed below, unless we determine that the resulting non-qualifying income, taken together with all other non-qualifying income that we earn in the taxable year, will not jeopardize our status as a REIT:
1.    charge rent for any property that is based in whole or in part on the income or profits of any person (unless based on a fixed percentage or percentages of gross receipts or sales, as permitted and described above);

2.    rent any property to a related party tenant, including a taxable REIT subsidiary, unless the rent from the lease to the taxable REIT subsidiary would qualify for the special exception from the related party tenant rule applicable to certain leases with a taxable REIT subsidiary;
3.    derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or
4.    directly perform services considered to be noncustomary or “rendered to the occupant” of the property.
We provide services and access to third-party service providers at some or all of our properties. However, based on our experience in the rental markets where the properties are located, we believe that all access to service providers and services provided to tenants by our company either are usually or customarily rendered in connection with the rental of real property and not otherwise considered rendered to the occupant, or, if considered impermissible services, will not result in an amount of impermissible tenant service income that will cause us to fail to meet the income test requirements. However, we cannot provide any assurance that the IRS will agree with these positions. We monitor the activities at our properties and believe that we have not provided services that will cause us to fail to meet the income tests. We intend to continue to monitor the services provided at, and the non-qualifying income arising from, each of our properties. We have earned and expect to continue to earn a relatively small amount of non-qualifying income relative to our total gross income in any relevant taxable year. We believe that the amount of non-qualifying income generated from these activities has not affected and will not affect our ability to meet the 75% and 95% gross income tests.
“Interest” income that depends in whole or in part on the income or profits of any person generally will be non-qualifying income for purposes of the 75% or 95% gross income tests. However, interest based on a fixed percentage or percentages of gross receipts or sales may still qualify under the gross income tests. We do not expect to derive significant amounts of interest that would fail to qualify under both the 75% and 95% gross income tests.
Our share of any dividends received from our corporate subsidiaries that are not “qualified REIT subsidiaries” (and from other corporations in which we own an interest) will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. We do not anticipate that we will receive sufficient dividends to cause us to exceed the limit on non-qualifying income under the 75% gross income test. Dividends that we receive from other qualifying REITs will qualify for purposes of both REIT income tests.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we disclose to the IRS the sources of our income as required by the Code and applicable regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally incur exceeds the limits on non-qualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. As discussed under “—Taxation of EQC as a REIT—General,” even if these relief provisions apply, a tax would be imposed based on the amount of non-qualifying income.
Prohibited Transaction Income.    Any gain that we realize on the sale of any property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by the Operating Trust or by any other subsidiary partnerships (and limited liability companies taxed as partnerships) and disregarded entities for U.S. federal income tax purposes, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. However, we will not be treated as a dealer in real property with respect to a property we sell for the purposes of the 100% tax if: (i) we have held the property for at least two years and for the production of rental income (unless such property was acquired through foreclosure or deed in lieu of foreclosure or lease termination); (ii) capitalized expenditures on the property in the two years preceding the year of sale are less than 30% of the net selling price of the property; and (iii) we either (a) have seven or fewer sales of property (excluding sales of foreclosure property or in connection with an involuntary conversion (“excluded sales”)) for the year of sale, (b) the aggregate tax basis of property sold (other than excluded sales) during the year of sale is 10% or less of the aggregate tax basis of all of our assets as of the beginning of the taxable year, (c) the fair market value of property sold (other than excluded sales) during the year of sale is less than 10% of the fair market value of all of our assets as of the beginning of the taxable year, (d) effective for taxable years beginning after December 31, 2015, the aggregate adjusted basis of property sold during the year is 20% or less of the aggregate adjusted basis of all of our assets as of the beginning of the taxable year and the aggregate adjusted basis of property sold during the three-year period ending with the year of sale is 10% or less of the aggregate tax basis of all of our assets as of the beginning of each of the three taxable years ending with the year of sale; or (e) effective for taxable years beginning after December 31, 2015, the fair market value of property sold during the year is 20% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year and the fair market value of property sold during the three-year period ending with the year of sale is 10% or less of the aggregate fair market value of all of our assets as of the beginning of each of the three taxable years ending with the year of sale. If we rely on clauses (b), (c), (d), or (e) in the preceding sentence, substantially all of the marketing and development expenditures with respect to the property sold must be made through an independent contractor from whom we derive no income or, effective for taxable years beginning after December 31, 2015, a taxable REIT subsidiary. The sale of more than one property to one buyer as part of one transaction constitutes one sale for purposes of this "safe harbor."
Our Trustees have adopted a strategy to own and acquire at a discount to replacement cost high-quality, multi-tenant office assets in markets and sub-markets with favorable long-term supply and demand fundamentals. Our efforts will primarily be focused on larger office buildings in central business districts and major urban areas that offer an attractive quality of life, including opportunities for tenants to live and play in close proximity to where they work, with a preference for markets that have above average limitations on new supply. Based on this board-approved repositioning strategy, we believe that, based on the facts and circumstances, the dispositions that we have made or that we might make in the future related to the repositioning of our portfolio will not be subject to the 100% penalty tax; however, because application of the prohibited transaction tax outside of the safe harbor is based on an analysis of all of the facts and circumstances, there can be no assurance that the gains on our prior real estate sales have not, or any future real estate sales will not, be subject to the 100% prohibited transaction tax. In that case, we would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.
Income from Hedging Transactions. From time to time we may enter into hedging transactions with respect to one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swaps or cap agreements, option agreements, and futures or forward contracts. Income of a REIT, including income from a pass-through subsidiary, arising from "clearly identified" hedging transactions that are entered into to manage the risk of interest rate or price changes with respect to borrowings, including gain from the disposition of such hedging transactions, to the extent the hedging transactions hedge indebtedness incurred, or to be incurred, by the REIT to acquire or carry real estate assets (each such hedge, a “Borrowings Hedge”), will not be treated as gross income for purposes of either the 95% gross income test or the 75% gross income test. Income of a REIT arising from hedging transactions that are entered into to manage the risk of currency fluctuations with respect to our investments (each such hedge, a "Currency Hedge") will not be treated as gross income for purposes of either the 95% gross income test or the 75% gross income test provided that the transaction is "clearly identified." Effective for taxable years beginning after December 31, 2015, this exclusion from the 95% and 75% gross income tests also will apply if we previously entered into a Borrowings Hedge or a Currency Hedge, a portion of the hedged indebtedness or property is disposed of, and in connection with such extinguishment or disposition we enter into a new "clearly identified" hedging transaction to offset the prior hedging position. In general, for a hedging transaction to be "clearly identified," (1) it must be identified as a hedging transaction before the end of the day on which it is acquired, originated, or entered into; and (2) the items of risks being hedged must be identified "substantially contemporaneously" with entering into the hedging transaction (generally not more than 35 days after entering into the hedging transaction). To the extent that we hedge with other types of financial instruments or in other situations, the resultant income will be treated as income that does not qualify under the 95% or 75% gross income tests unless the hedge meets certain requirements and we elect to integrate it with a specified asset and to treat the integrated position as a synthetic debt instrument. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT but there can be no assurance we will be successful in this regard.
Foreign Currency Income. “Real estate foreign exchange gain” recognized after July 30, 2008 is excluded from the calculation of the 75% gross income test and “passive foreign exchange gain” recognized after July 30, 2008 is excluded from the calculation of the 95% gross income test. “Real estate foreign exchange gain” means (i) foreign currency gain attributable (without duplication) to (A) an item of income or gain to which the 75% gross income test applies, (B) the acquisition or ownership of obligations secured by mortgages on real property or on interests in real property, or (C) becoming or being the obligor under obligations secured by mortgages on real property or interests in real property, or (ii) foreign currency gain attributable to a “qualified business unit” or “QBU” of the REIT under Code Section 987, provided the QBU itself satisfies both the 75% gross income test and the 75% asset test described below under “—Asset Tests Applicable to REITs.” “Passive foreign exchange gain” is (without duplication) real estate foreign exchange gain, foreign currency gain attributable to an item of income or gain to which the 95% gross income test applies, foreign currency gain attributable to the acquisition or ownership of obligations, or foreign currency gain attributable to becoming or being the obligor under obligations.
Penalty Tax.    Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. Effective for taxable years beginning after December 31, 2015, the items subject to the 100% penalty tax are expanded to include “redetermined TRS service income.” Redetermined TRS service income is gross income (less deductions allocable thereto) of a taxable REIT subsidiary attributable to services provided to, or on behalf of, us that is less than the amounts that would have been paid by us to the taxable REIT subsidiary if based on arm’s-length negotiations. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for payments to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where:

•	amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception;

•	the taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

•
rents paid to us by tenants who both are leasing at least 25% of the net leasable space in the relevant property and also are not receiving such services from the taxable REIT subsidiary are substantially comparable to the rents paid by our tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated; or

•	the taxable REIT subsidiary’s gross income from the service is not less than 150% of the taxable REIT subsidiary’s direct cost of furnishing the service.
While we anticipate that any fees paid to a taxable REIT subsidiary for tenant services will reflect arm’s-length rates, a taxable REIT subsidiary may under certain circumstances provide tenant services which do not satisfy any of the safe-harbor provisions described above. Until regulations are issued to carry out the purposes of the penalty tax provisions, a REIT and its taxable REIT subsidiaries may base their intercompany allocations on any reasonable method. Nevertheless, these determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the redetermined rent, redetermined deductions or excess interest, as applicable.
Asset Tests Applicable to REITs.    At the close of each quarter of our taxable year, we must satisfy five tests relating to the nature and diversification of our assets:
1.    At least 75% of the value of our total assets must be represented by real estate assets, cash, cash items, foreign currency that meets certain requirements under the Code, and government securities. Real estate assets include interests in real property, mortgages secured by real estate assets, shares of other REITs (and, effective for taxable years beginning after December 31, 2015, debt instruments issued by publicly offered REITs, interests in mortgages on interests in real property and personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as “rents from real property”), as well as stock or debt instruments that are purchased with the proceeds of an offering of shares or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds.
2.    Not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset class (e.g., securities that qualify as real estate assets and government securities);
3.    Except for equity investments in REITs, debt or equity investments in qualified REIT subsidiaries and taxable REIT subsidiaries, and other securities that qualify as “real estate assets” for purpose of the 75% test described in clause 1:

•	the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets;

•	we may not own more than 10% of any one issuer’s outstanding voting securities; and

•	we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception discussed below; and
4.    Not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries (25% for our taxable years between 2009 and 2017).
5. Not more than 25% of our total assets may be represented by debt instruments issued by publicly offered REITs that are “nonqualified” debt instruments (e.g., not secured by interests in mortgages on interests in real property and personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as “rents from real property”).

Securities for purposes of the asset tests may include debt securities. However, the Code specifically provides that the following types of debt will not be taken into account for purposes of the 10% value test: (1) securities that meet the “straight debt” safe-harbor, as discussed in the next paragraph; (2) loans to individuals or estates; (3) obligations to pay rent from real property; (4) rental agreements described in Section 467 of the Code; (5) any security issued by other REITs; (6) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico; and (7) any other arrangement as determined by the IRS. In addition, for purposes of the 10% value test only, to the extent we hold debt securities that are not described in the preceding sentence, (a) debt issued by partnerships that derive at least 75% of their gross income from sources that constitute qualifying income for purposes of the 75% gross income test, and (b) debt that is issued by any partnership, to the extent of our interest as a partner in the partnership, are not considered securities.
Debt will meet the “straight debt” safe harbor if (1) neither we, nor any of our controlled taxable REIT subsidiaries (i.e., taxable REIT subsidiaries more than 50% of the vote or value of the outstanding stock of which is directly or indirectly owned by us), own any securities not described in the preceding paragraph that have an aggregate value greater than one percent of the issuer’s outstanding securities, as calculated under the Code, (2) the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, (3) the debt is not convertible, directly or indirectly, into stock, and (4) the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion or similar factors. However, contingencies regarding time of payment and interest are permissible for purposes of qualifying as a straight debt security if either (1) such contingency does not have the effect of changing the effective yield of maturity, as determined under the Code, other than a change in the annual yield to maturity that does not exceed the greater of (i) 5% of the annual yield to maturity or (ii) 0.25%, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt instruments held by the REIT exceeds $1,000,000 and not more than 12 months of unaccrued interest can be required to be prepaid thereunder. In addition, debt will not be disqualified from being treated as “straight debt” solely because the time or amount of payment is subject to a contingency upon a default or the exercise of a prepayment right by the issuer of the debt, provided that such contingency is consistent with customary commercial practice.
If the Operating Trust owns any of our taxable REIT subsidiaries, we would be considered to own our pro rata share (based on our ownership in the Operating Trust) of the interests in each of our taxable REIT subsidiaries equal to our pro-rata ownership of the Operating Trust because we own interests in the Operating Trust. We believe that the aggregate value of our interests in our taxable REIT subsidiaries does not exceed, and in the future will not exceed, 20% of the aggregate value of our gross assets (25% for our taxable years between 2009 and 2017). As of each relevant testing date prior to the election to treat each corporate subsidiary of our company or any other corporation in which we own an interest as a taxable REIT subsidiary, we believe we did not own more than 10% of the voting securities of any such entity. In addition, we believe that as of each relevant testing date prior to the election to treat each corporate subsidiary of our company or any other corporation in which we own an interest as a taxable REIT subsidiary of EQC, our pro rata share of the value of the securities, including debt, of any such corporation or other issuer did not exceed 5% of the total value of our assets.
With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that it complies with the 10% voting securities test and 10% value test with respect to each such issuer. However, no independent appraisals have been obtained to support these conclusions. In this regard, however, we cannot provide any assurance that the IRS might not disagree with our determinations.
The asset tests must be satisfied not only on the last day of the calendar quarter in which we, directly or through pass-through subsidiaries, acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities of such issuer, including as a result of increasing our interest in pass-through subsidiaries. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests solely by reason of changes in the relative values of our assets. If failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we generally can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter.  We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps will always be successful. If we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT, unless we satisfy certain relief provisions described in the next paragraph.
The failure to satisfy the asset tests can be remedied even after the 30-day cure period under certain circumstances. If the total value of the assets that caused a failure of the 5% asset test, the 10% voting securities test or the 10% value test does not exceed either 1% of our assets at the end of the relevant quarter or $10,000,000, we can cure such a failure by disposing of sufficient assets to cure such a violation within six months following the last day of the quarter in which we first identify the failure of the asset test. For a violation of any of the asset tests not described in the prior sentence (including the 75%, 25% and the 20% TRS (25% for our taxable years between 2009 and 2017) asset tests), we can avoid disqualification as a REIT if the violation is due to reasonable cause and we dispose of an amount of assets sufficient to cure such violation within the six-month period described in the preceding sentence, pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and file in accordance with applicable Treasury regulations a schedule with the IRS that describes the assets. The applicable Treasury regulations are yet to be issued. Thus, it is not possible to state with precision under what circumstances we would be entitled to the benefit of these provisions. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the asset tests applicable to REITs. In certain circumstances, utilization of such provisions could result in us being required to pay an excise or penalty tax, which could be significant in amount.
Annual Distribution Requirements Applicable to REITs.    To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders each year in an amount at least equal to the sum of:

•	90% of our “REIT taxable income,” computed without regard to the dividends-paid deduction and our net capital gain; and

•	90% of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”
In addition, for purposes of this test, non-cash income includes a portion of the income attributable to leveled or stepped rents, original issue discount included in our taxable income and certain income attributable to an investment in a residual interest in a REMIC, in both cases without the receipt of a corresponding payment, cancellation of indebtedness, and income from a like-kind exchange that is later determined to be taxable (provided, in this last case, that the failure to qualify as a like-kind exchange was due to reasonable cause and not willful neglect).
We must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared during the last three months of the taxable year, payable to shareholders of record on a specified date during such period and paid during January of the following year. Such distributions are treated as paid by us and received by our shareholders on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for such year and paid on or before the first regular dividend payment date after such declaration, provided such payment is made during the twelve-month period following the close of such year. These distributions are treated as being received by our shareholders in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. In addition, in order to be taken into account for purposes of satisfying the distribution requirement for our taxable years ending before December 31, 2014, the amount distributed must not have been preferential—i.e., every shareholder of the class of stock with respect to which a distribution was made must have been treated the same as every other shareholder of that class, and no class of stock may have been treated otherwise than in accordance with its dividend rights as a class. This requirement does not apply to publicly offered REITs, including us, with respect to distributions made in taxable years beginning after 2014. To the extent that either we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on that amount at regular corporate tax rates.
We intend to make timely distributions sufficient to satisfy these annual distribution requirements. Although we anticipate that our cash flow will permit us to make those distributions, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements. In this event, we may find it necessary to arrange for short-term, or possibly long-term, borrowings to fund required distributions or to pay dividends in the form of taxable dividends of our stock.
Furthermore, under amendments to Section 451 of the Code made by H.R. 1, subject to certain exceptions, we must accrue income for U.S. federal income tax purposes no later than when such income is taken into account as revenue in our financial statements, which could create additional differences between REIT taxable income and the receipt of cash attributable to such income. In addition, under Section 162(m) of the Code, a publicly held corporation generally is limited to a $1 million annual tax deduction for compensation paid to each of its ‘‘covered employees.’’ Prior to the enactment of H.R. 1, a publicly held corporation’s covered employees included its chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer), and certain ‘‘qualified performance-based compensation’’ was excluded from the $1 million deduction limit. H.R. 1 made certain changes to Section 162(m), effective for taxable years beginning after December 31, 2017. These changes include, among others, expanding the definition of ‘‘covered employee’’ to include a publicly held corporation’s chief financial officer and repealing the qualified performance-based compensation exception, subject to a transition rule for remuneration provided pursuant to a written binding contract which was in effect on November 2, 2017, and which was not modified in any material respect on or after that date. As a result of our conversion to an UPREIT in November 2016, substantially all of the services rendered by our executive officers are performed on behalf of the Operating

Trust, for which we serve as the sole trustee. The Internal Revenue Service has issued a series of private letter rulings which indicate that compensation paid by an operating partnership to executive officers of a REIT that serves as its general partner is not subject to limitation under Section 162(m) to the extent such compensation is attributable to services rendered to the operating partnership. We have not obtained a ruling on this issue, but we believe the same conclusion applies to us.
Under some circumstances, we may be able to rectify an inadvertent failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.
We will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the sum of amounts actually distributed, excess distributions from the preceding taxable year and amounts retained for which U.S. federal income tax was paid if we fail to make the required distribution by the end of a calendar year (taking into account certain distributions declared in the last three months of a calendar year and paid prior to the end of January of the following calendar year). The required distribution for each calendar year is equal to the sum of:

•	85% of our REIT ordinary income for the year;

•	95% of our REIT capital gain net income for the year; and

•	any undistributed taxable income from prior taxable years.
A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.
New Interest Deduction Limitation Enacted by H.R. 1. Commencing in taxable years beginning after December 31, 2017, Section 163(j) of the Code, as amended by H.R. 1, limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforwards and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion. Provided the taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. If this election is made, depreciable real property (including certain improvements) held by the relevant trade or business must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. If we do not make the election or if the election is determined not to be available with respect to all or certain of our business activities, the new interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with the REIT requirements and avoid incurring corporate level tax. Similarly, the limitation could cause our taxable REIT subsidiaries to have greater taxable income and thus potentially greater corporate tax liability.
Record-Keeping Requirements.    We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.
Failure of EQC to Qualify as a REIT.    If we fail to comply with one or more of the conditions required for qualification as a REIT (other than asset tests and the income tests that have the specific savings clauses discussed above in “—Taxation of EQC as a REIT—Asset Tests Applicable to REITs,” and “—Taxation of EQC as a REIT— Income Tests Applicable to REITs”), we can avoid termination of our REIT status by paying a penalty of $50,000 for each such failure, provided that our noncompliance was due to reasonable cause and not willful neglect. If we fail to qualify for taxation as a REIT in any taxable year and the statutory relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax for taxable years beginning prior to December 31, 2017, on our taxable income at regular corporate rates.
Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our shareholders. As a result, our failure to qualify as a REIT would significantly reduce the cash available for distribution by us to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to shareholders will be taxable as dividends to the extent of our current and accumulated earnings and profits. For taxable years beginning after December 31, 2017, and before January 1, 2026, generally U.S. shareholders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. Alternatively, such dividends paid to U.S. shareholders that are individuals, trusts and estates may be taxable at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends.
Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. In addition, if we merge with another REIT and we are the “successor” to the other REIT, the other REIT’s disqualification from taxation as a REIT would prevent us from being taxed as a REIT for the four taxable years following the year during which the other REIT’s qualification was lost. There can be no assurance that we would be entitled to any statutory relief. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the requirements applicable to REITs.
Tax Aspects of Investments in the Operating Trust
General. We hold substantially all of our real estate assets through a single operating partnership that holds pass-through subsidiaries (and, in the future, may hold subsidiary REITs). In general, an entity classified as a partnership (or a disregarded entity) for U.S. federal income tax purposes is a “pass-through” entity that is not subject to U.S. federal income tax. Rather, partners or members are allocated their proportionate shares of the items of income, gain, loss, deduction, and credit of the entity, and are potentially subject to tax on these items, without regard to whether the partners or members receive a distribution from the entity. Thus, we include in our income our proportionate share of these income items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we include our proportionate share of the assets held by the Operating Trust. Consequently, to the extent that we hold an equity interest in the Operating Trust, the Operating Trust’s assets and operations may affect our ability to qualify as a REIT.
Entity Classification. Our investment in the Operating Trust involves special tax considerations, including the possibility of a challenge by the IRS of the tax status of such partnership. If the IRS were to successfully treat the Operating Trust as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, the Operating Trust would be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “—Taxation of EQC as a REIT—Asset Tests Applicable to REITs,” and “—Taxation of EQC as a REIT— Income Tests Applicable to REITs” and in turn could prevent us from qualifying as a REIT unless we are eligible for relief from the violation pursuant to relief provisions described above. See “—Taxation of EQC as a REIT—General” above, for a discussion of the effect of our failure to meet these tests for a taxable year, and of the relief provisions. In addition, any change in the status of the Operating Trust for tax purposes could be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.
A partnership is a “publicly traded partnership” under Section 7704 of the Code if:
(1) interests in the partnership are traded on an established securities market; or
(2)    interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.
We and the Operating Trust take the reporting position for U.S. federal income tax purposes that the Operating Trust is not a publicly traded partnership. There is a risk, however, that the right of a holder of OP Units to redeem the units for shares of common stock could cause OP Units to be considered readily tradable on the substantial equivalent of a secondary market. Under the relevant Treasury regulations, interests in a partnership will not be considered readily tradable on a secondary market, or on the substantial equivalent of a secondary market, if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. We believe that the Operating Trust will qualify for at least one of these safe harbors at all times in the foreseeable future. The Operating Trust cannot provide any assurance that it will continue to qualify for one of the safe harbors mentioned above.
If the Operating Trust is a publicly traded partnership, it will be taxed as a corporation unless at least 90% of its gross income consists of “qualifying income” under Section 7704 of the Code. Qualifying income is generally real property rents and other types of passive income. We believe that the Operating Trust will have sufficient qualifying income so that it would be taxed as a partnership, even if it were a publicly traded partnership. The income requirements applicable to us in order to qualify as a REIT under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences would cause the Operating Trust not to satisfy the 90% gross income test applicable to publicly traded partnerships.

Tax Allocations with Respect to the Properties. In general, under the Code and the Treasury regulations, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in that partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely made for U.S. federal income tax purposes and do not affect other economic or legal arrangements among the partners.
These general rules may apply to a contribution of property by us to the Operating Trust. To the extent that the Operating Trust acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time at which the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e. non-contributing) partners. These rules may also apply to the contribution by us to the Operating Trust of the net cash proceeds received in offerings of our Stock. As a result, members, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of the Operating Trust’s properties than would be the case if all of the Operating Trust’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to the Operating Trust. This could cause us to recognize taxable income in excess of cash flow from the Operating Trust, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.
Taxation of U.S. Shareholders
As used in the remainder of this discussion, the term “U.S. shareholder” means a beneficial owner of a share of our common shares that is, for U.S. federal income tax purposes:

•	a citizen or resident, as defined in Section 7701(b) of the Code, of the U.S.;

•
a corporation, partnership, limited liability company or other entity treated as a corporation or partnership for U.S. federal income tax purposes that was created or organized in or under the laws of the United States or of any State thereof or in the District of Columbia unless, in the case of a partnership or limited liability company, Treasury regulations provide otherwise;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
in general, a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. persons prior to this date that elect to continue to be treated as U.S. persons, shall also be considered U.S. shareholders.

If you hold our common shares and are not a U.S. shareholder, you are a “non-U.S. shareholder.” If a partnership holds our common shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common shares, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of our common shares.
Distributions by EQC—General.    As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits that are not designated as capital gains dividends or “qualified dividend income” will be taxable to our taxable U.S. shareholders as ordinary income and will not be eligible for the dividends-received deduction in the case of U.S. shareholders that are corporations. However, for taxable years prior to 2026, generally U.S. shareholders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. For purposes of determining whether distributions to holders of common shares or equity shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common shares and equity shares.
To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. shareholder. This treatment will reduce the adjusted tax basis that each U.S. shareholder has in its stock for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. shareholder’s adjusted tax basis in its stock will be taxable as capital gains, provided that the stock has been held as a capital asset, and will be taxable as long-term capital gain if the stock has been held for more than one year. Dividends we declare in October, November, or December of any year that are payable to a shareholder of record on a specified date in any of these months shall be treated as both paid by us and received by the shareholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior taxable years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Under amendments made by H.R. 1 to Section 172 of the Code, our deduction for any net operating loss carryforwards arising from losses we sustain in taxable years beginning after December 31, 2017, is limited to 80% of our REIT taxable income (determined without regard to the deduction for dividends paid), and any unused portion of losses arising in taxable years ending after December 31, 2017, may not be carried back, but may be carried forward indefinitely. See “Taxation of EQC as a REIT—Annual Distribution Requirements Applicable to REITs.” Such losses, however, are not passed through to U.S. shareholders and may not be used to offset income of U.S. shareholders from other sources on their income tax returns. Such losses would not affect the character of any distributions that we make, which generally are subject to tax in the hands of U.S. shareholders to the extent that we have current or accumulated earnings and profits.
Capital Gain Distributions.    We may elect to designate distributions of our net capital gain as “capital gain dividends.” Distributions that we properly designate as “capital gain dividends” will be taxable to our taxable U.S. shareholders as gain from the sale or disposition of a capital asset to the extent that such gain does not exceed our actual net capital gain for the taxable year. Designations made by us will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of stock be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as capital gain. Corporate shareholders, however, may be required to treat up to 20% of some capital gain dividends as ordinary income.
Instead of paying capital gain dividends, we may designate all or part of our net capital gain as “undistributed capital gain.” We will be subject to tax at regular corporate rates on any undistributed capital gain. A U.S. shareholder will include in its income as long-term capital gains its proportionate share of such undistributed capital gain and will be deemed to have paid its proportionate share of the tax paid by us on such undistributed capital gain and receive a credit or a refund to the extent that the tax paid by us exceeds the U.S. shareholder’s tax liability on the undistributed capital gain. A U.S. shareholder will increase the basis in its common shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. shareholder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.
We will classify portions of any designated capital gain dividend or undistributed capital gain as either:
1.    a 20% rate gain distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 20%; or
2.    an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 25%.
We must determine the maximum amounts that we may designate as 20% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%.
Recipients of capital gain dividends from us that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on those dividends.
The maximum amount of dividends that we may designate as capital gain and as “qualified dividend income” (discussed below) with respect to any taxable year (effective for distributions in taxable years beginning after December 31, 2014) may not exceed the dividends actually paid by us with respect to such year, including dividends paid by us in the succeeding taxable year that relate back to the prior taxable year for purposes of determining our dividends-paid deduction.
Qualified Dividend Income.    With respect to shareholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to shareholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. shareholders as capital gain, provided that the shareholder has held the common shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common shares become ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:
1.    the qualified dividend income received by us during such taxable year from non-REIT C corporations (including our corporate subsidiaries, other than qualified REIT subsidiaries, and our taxable REIT subsidiaries);

2.    the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and
3.    the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.
Generally, dividends that we receive will be treated as qualified dividend income for purposes of 1 above if the dividends are received from a domestic corporation (other than a REIT or a regulated investment company) or a “qualified foreign corporation” and specified holding period requirements and other requirements are met. A foreign corporation (other than a “passive foreign investment company”) will be a qualified foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States that the Secretary of Treasury determines is satisfactory, or the stock of the foreign corporation on which the dividend is paid is readily tradable on an established securities market in the United States. We generally expect that an insignificant portion, if any, of our distributions will consist of qualified dividend income. If we designate any portion of a dividend as qualified dividend income, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as qualified dividend income.
Other Tax Considerations.    Distributions we make and gain arising from the sale or exchange by a U.S. shareholder of our stock will not be treated as passive activity income. As a result, U.S. shareholders generally will not be able to apply any “passive losses” against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. shareholder may elect, depending on its particular situation, to treat capital gain dividends, capital gains from the disposition of stock and income designated as qualified dividend income as investment income for purposes of the investment interest limitation, in which case the applicable capital gains will be taxed at ordinary income rates. We will notify shareholders regarding the portions of our distributions for each year that constitute ordinary income, return of capital and qualified dividend income. U.S. shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Our operating or capital losses would be carried over by us for potential offset against future income, subject to applicable limitations.
Sales of Stock.    If a U.S. shareholder sells or otherwise disposes of its stock in a taxable transaction, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the stock for tax purposes. This gain or loss will be a capital gain or loss if the stock has been held by the U.S. shareholder as a capital asset. The applicable tax rate will depend on the U.S. shareholder’s holding period in the asset (generally, if an asset has been held for more than one year, such gain or loss will be long-term capital gain or loss) and the U.S. shareholder’s tax bracket. A U.S. shareholder who is an individual or an estate or trust and who has long-term capital gain or loss will be subject to a maximum capital gain rate of 20%. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate shareholders) to a portion of capital gain realized by a noncorporate shareholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” In general, any loss recognized by a U.S. shareholder upon the sale or other disposition of common shares that have been held for six months or less, after applying the applicable holding period rules, will be treated by such U.S. shareholders as a long-term capital loss, to the extent of distributions received by the U.S. shareholder from us that were required to be treated as long-term capital gains. Shareholders are advised to consult their tax advisors with respect to the capital gain liability.
Expansion of Medicare Tax. The Health Care and Reconciliation Act of 2010 requires that, in certain circumstances, certain U.S. holders that are individuals, estates, and trusts pay a 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of REIT shares. The temporary 20% deduction allowed by Section 199A of the Code, as added by H.R. 1, with respect to ordinary REIT dividends received by non-corporate taxpayers is allowed only for purposes of Chapter 1 of the Code and thus is apparently not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax, which is imposed under Chapter 2A of the Code. Prospective investors should consult their own tax advisors regarding this legislation.
Foreign Accounts.   Certain payments made after June 30, 2014 (i.e., on or after July 1, 2014) to “foreign financial institutions” in respect of accounts of U.S. shareholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. shareholders should consult their tax advisors regarding the effect, if any, of these withholding provisions on their ownership and disposition of their stock. See “—U.S. Taxation of Non-U.S. Shareholders—Withholding on Payments to Certain Foreign Entities.”

Taxation of Tax-Exempt U.S. Shareholders
Provided that a tax-exempt shareholder, except certain tax-exempt shareholders described below, has not held its common shares as “debt-financed property” within the meaning of the Code and the common shares are not otherwise used in its trade or business, the dividend income from us and gain from the sale of our common shares will not be unrelated business taxable income, or UBTI, to a tax-exempt shareholder. Generally, “debt-financed property” is property, the acquisition or holding of which was financed through a borrowing by the tax-exempt shareholder.
For tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, or single parent title-holding corporations exempt under Section 501(c)(2) and whose income is payable to any of the aforementioned tax-exempt organizations, income from an investment in EQC will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our stock. These prospective investors should consult with their tax advisors concerning these set aside and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI if received by any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code and holds more than 10%, by value, of the interests in the REIT. A pension-held REIT includes any REIT if:

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at least one of such trusts holds more than 25%, by value, of the interests in the REIT, or two or more of such trusts, each of which owns more than 10%, by value, of the interests in the REIT, hold in the aggregate more than 50%, by value, of the interests in the REIT; and

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it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that shares owned by such trusts shall be treated, for purposes of the “not closely held” requirement, as owned by the beneficiaries of the trust, rather than by the trust itself.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for a year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the “not closely held requirement” without relying upon the “look-through” exception with respect to pension trusts. As a result of certain limitations on the transfer and ownership of our stock contained in our organizational documents, we do not expect to be classified as a “pension-held REIT,” and accordingly, the tax treatment described above should be inapplicable to our tax-exempt shareholders.
U.S. Taxation of Non-U.S. Shareholders
The following discussion addresses the rules governing U.S. federal income taxation of the ownership and disposition of our common shares by non-U.S. shareholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local or foreign tax consequences that may be relevant to a non-U.S. shareholder in light of its particular circumstances.
If a partnership holds our common shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common shares, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of our common shares.
Distributions by EQC.    As described in the discussion below, distributions paid by us with respect to our common shares will be treated for U.S. federal income tax purposes as either:

•	ordinary income dividends;

•	long-term capital gain; or

•	return of capital distributions.
This discussion assumes that our stock will continue to be considered regularly traded on an established securities market located in the U.S. for purposes of the “FIRPTA” provisions described below. If our stock is no longer regularly traded on an established securities market located in the U.S., the tax considerations described below would differ.

Ordinary Income Dividends.    A distribution paid by us to a non-U.S. shareholder will be treated as an ordinary income dividend if the distribution is paid out of our current or accumulated earnings and profits and:

•	the distribution is not attributable to our net capital gain; or

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the distribution is attributable to the sale of “U.S. real property interests” or “USRPIs” and the non-U.S. shareholder owns 10% or less of our common shares at all times during the one-year period ending on the date of the distribution.

Ordinary dividends that are effectively connected with a U.S. trade or business of the non-U.S. shareholder will be subject to tax on a net basis (that is, after allowance for deductions) at graduated rates in the same manner as U.S. shareholders (including any applicable alternative minimum tax), except that a non-U.S. shareholder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or lower applicable treaty rate).
Generally, we will withhold and remit to the IRS 30% of dividend distributions (including distributions that may later be determined to have been made in excess of current and accumulated earnings and profits) that could not be treated as capital gain distributions with respect to the non-U.S. shareholder (and that are not deemed to be capital gain dividends for purposes of the FIRPTA withholding rules described below) unless:

•	a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN or W-8BEN-E, as applicable, evidencing eligibility for that reduced treaty rate with us; or

•	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. shareholder’s trade or business.
Return of Capital Distributions.     A distribution in excess of our current and accumulated earnings and profits will be taxable to a non-U.S. shareholder, if at all, as gain from the sale of common shares to the extent that the distribution exceeds the non-U.S. shareholder’s basis in its common shares (and, as a general matter, subject to U.S. federal income tax as described below in the section entitled “—Sale of Common Stock”). A distribution in excess of our current and accumulated earnings and profits will reduce the non-U.S. shareholder’s basis in its common shares and will not be subject to U.S. federal income to the extent it reduces such non-U.S. shareholder’s basis in its common shares.
We may be required to withhold at least 10% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies and the non-U.S. shareholder is not liable for tax on the receipt of that distribution. Moreover, if we cannot determine at the time a distribution is made whether or not the distribution will exceed our current and accumulated earnings and profits, we will withhold on the distribution at a rate not less than that applicable to ordinary income dividends. However, as a general matter, the non-U.S. shareholder may seek a refund of these amounts from the IRS if the non-U.S. shareholder’s U.S. tax liability with respect to the distribution is less than the amount withheld.
Capital Gain Dividends.    A distribution paid by us to a non-U.S. shareholder will be treated as long-term capital gain if the distribution is paid out of our current or accumulated earnings and profits and either:

•	the distribution is attributable to our net capital gain (other than from the sale of USRPIs) and we timely designate the distribution as a capital gain dividend; or

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the distribution is attributable to our net capital gain from the sale of USRPIs and the non-U.S. shareholder owns more than 10% of our common shares at any time during the one-year period ending on the date of the distribution.

Long-term capital gain that a non-U.S. shareholder is deemed to receive from a capital gain dividend that is not attributable to the sale of USRPIs generally will not be subject to U.S. tax in the hands of the non-U.S. shareholder unless:

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the non-U.S. shareholder’s investment in our common shares is effectively connected with a U.S. trade or business of the non-U.S. shareholder, in which case the non-U.S. shareholder generally will be subject to the same treatment as U.S. shareholders with respect to any gain, except that a non-U.S. shareholder that is a corporation also may be subject to the branch profits tax at a rate of 30% (or lower applicable treaty rate); or

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the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions exist, in which case the nonresident alien individual will be subject to a 30% tax on his capital gains.

Under the Foreign Investment in Real Property Tax Act, referred to as “FIRPTA,” distributions that are attributable to gain from the sales by us of USRPIs and paid to a non-U.S. shareholder that owns more than 10% of the value of our common shares at any time during the one-year period ending on the date of the distribution will be subject to U.S. tax as income effectively connected with a U.S. trade or business. The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend.
Any distribution paid by us that is treated as a capital gain dividend or that could be treated as a capital gain dividend with respect to a particular non-U.S. shareholder that owns more than 10% of the value of our common shares at any time during the one-year period ending on the date of the distribution will be subject to special withholding rules under FIRPTA. We generally will be required to withhold and remit to the IRS 21% (or, to the extent provided in Treasury regulations, 20%) of any distribution that could be treated as a capital gain dividend with respect to the non-U.S. shareholder, whether or not the distribution is attributable to the sale by us of USRPIs. The amount withheld is creditable against the non-U.S. shareholder’s U.S. federal income tax liability, and any amount in excess of that liability is generally refundable when the non-U.S. shareholder properly and timely files a tax return with the IRS. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” (as defined in the Code) or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. shareholders should consult their tax advisors regarding the application of these rules.
Undistributed Capital Gain.    Although the law is not entirely clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of our stock held by non-U.S. shareholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. shareholder would be able to offset as a credit against its U.S. federal income tax liability resulting therefrom its proportionate share of the tax paid by us on the undistributed capital gains treated as long-term capital gain to the non-U.S. shareholder, and generally to receive from the IRS a refund to the extent its proportionate share of the tax paid by us were to exceed the non-U.S. shareholder’s actual U.S. federal income tax liability on such long-term capital gain. If we were to designate any portion of our net capital gain as undistributed capital gain, a non-U.S. shareholder should consult its tax advisor regarding the taxation of such undistributed capital gain.
Sale of Common Stock.    Gain recognized by a non-U.S. shareholder upon the sale or exchange of our common shares generally would not be subject to U.S. taxation unless:
1.    the investment in our common shares is effectively connected with the non-U.S. shareholder’s United States trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as domestic shareholders with respect to any gain, except that a non-U.S. shareholder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or lower applicable treaty rate);
2.    the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions exist, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains from United States sources for the taxable year; or
3.    our common shares constitute a USRPI within the meaning of FIRPTA, as described below.
Our common shares will not constitute a USRPI if we are a domestically controlled REIT. We will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of our common shares is held directly or indirectly by non-U.S. shareholders.
We believe that we will be a domestically controlled REIT and, therefore, that the sale of our common shares by a non-U.S. shareholder would not be subject to taxation under FIRPTA. Because our stock is publicly traded, however, we cannot guarantee that we are or will continue to be a domestically controlled REIT.
Even if we do not qualify as a domestically controlled REIT at the time a non-U.S. shareholder sells our common shares, gain arising from the sale still would not be subject to FIRPTA tax if:
1.    the class or series of stock sold is considered regularly traded under applicable Treasury regulations on an established securities market, such as the New York Stock Exchange; and
2.    the selling non-U.S. shareholder owned, actually or constructively, 10% or less in value of the outstanding class or series of stock being sold throughout the shorter of the period during which the non-U.S. shareholders held such class or series of stock or the five-year period ending on the date of the sale or exchange.
In addition, dispositions of our shares by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than

10% of our shares. An actual or deemed disposition of our shares by such shareholders may also be treated as a dividend. Furthermore, dispositions of our shares by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. shareholders should consult their tax advisors regarding the application of these rules.
Specific wash sale rules applicable to sales of stock in a domestically-controlled REIT could result in gain recognition, taxable under FIRPTA, upon the sale of our common shares even if we are a domestically-controlled qualified investment entity. These rules would apply if a non-U.S. shareholder (1) disposes of our common shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. shareholder as gain from the sale or exchange of a USRPI, (2) acquires, or enters into a contract or option to acquire, other common shares during the 61-day period that begins 30 days prior to such ex-dividend date, and (3) if our common shares are “regularly traded” on an established securities market in the United States, such non-U.S. shareholder has owned more than 10% of our outstanding common shares at any time during the one-year period ending on the date of such distribution.
If gain on the sale or exchange of our common shares by a non-U.S. shareholder were subject to taxation under FIRPTA, the non-U.S. shareholder generally would be subject to regular U.S. federal income tax with respect to any gain on a net basis in the same manner as a taxable U.S. shareholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In addition, the transferee of such stock may, in certain circumstances, be required to withhold at least 15% of the proceeds of any such sale or exchange. The amount withheld is creditable against the non-U.S. shareholder’s U.S. federal income tax liability, and any amount in excess of that liability is generally refundable when the non-U.S. shareholder properly and timely files a tax return with the IRS.
Withholding on Payments to Certain Foreign Entities. The Foreign Account Tax Compliance Act (“FATCA”), which was enacted in 2010, imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification requirements are satisfied.
The U.S. Treasury Department and the IRS have issued final regulations under FATCA. As a general matter, FATCA imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our stock if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. The required withholding began on July 1, 2014, with respect to dividends on our stock, and will begin on January 1, 2019, with respect to gross proceeds from a sale or other disposition of our stock.
If withholding is required under FATCA on a payment related to our stock, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.
Information Reporting and Backup Withholding Tax Applicable to Shareholders
U.S. Shareholders.    In general, information-reporting requirements will apply to payments of distributions on our common shares and payments of the proceeds of the sale of our common shares to some U.S. shareholders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax on such payments (at the rate of 28%) if:
1.    the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;
2.    the IRS notifies the payer that the TIN furnished by the payee is incorrect;
3.    there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code; or
4.    there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.
Some shareholders, including corporations, may be exempt from backup withholding. Any amounts that we withhold under the backup withholding rules may be refunded or credited against the U.S. shareholder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS.

Non-U.S. Shareholders.    Generally, information reporting will apply to payments of distributions on our common shares, and backup withholding described above for a U.S. shareholder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.
Generally, non-U.S. shareholders can document their status (and thereby generally avoid backup withholding) by providing a proper IRS withholding certificate (such as the IRS Form W-8BEN). In the absence of a proper withholding certificate, applicable Treasury regulations provide presumptions regarding the status of holders of our common shares when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. If a non-U.S. shareholder fails to comply with the information reporting requirement, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate of withholding or no withholding under applicable income tax treaty. Any payment subject to a withholding tax will not be again subject to any backup withholding. Because the application of these Treasury regulations varies depending on the holder’s particular circumstances, you are advised to consult your tax advisor regarding the information reporting requirements applicable to you.
Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules may be refunded or credited against the non-U.S. shareholder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS. Non-U.S. shareholders should consult with their tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.
Other Tax Consequences for EQC and Our Shareholders
We may be required to pay tax in various state or local jurisdictions, including those in which we transact business, and our shareholders may be required to pay tax in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. In addition, a shareholder’s state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective investors should consult with their tax advisors regarding the effect of state and local tax laws on an investment in our common shares.
A portion of our income is earned through our taxable REIT subsidiaries. The taxable REIT subsidiaries are subject to U.S. federal, state and local income tax at the full applicable corporate rates. In addition, a taxable REIT subsidiary will be limited in its ability to deduct interest payments in excess of a certain amount made directly or indirectly to us. To the extent that our company taxable REIT subsidiaries and we are required to pay U.S. federal, state or local taxes, we will have less cash available for distribution to shareholders.
Legislative or Other Actions Affecting REITs
The U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our shares. Shareholders should consult their tax advisors regarding the effect of potential changes to the U.S. federal tax laws and on an investment in our shares.
Tax Shelter Reporting
If a holder recognizes a loss as a result of a transaction with respect to our stock of at least (i) for a holder that is an individual, S corporation, trust or a partnership with at least one noncorporate partner, $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, or (ii) for a holder that is either a corporation or a partnership with only corporate partners, $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, such holder may be required to file a disclosure statement with the IRS on Form 8886. Direct shareholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus and any applicable prospectus supplement in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book-entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION
Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.
Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.
The securities may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the applicable securities as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for the applicable securities; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.
Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.
Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our respective affiliates in the ordinary course of business.
If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.
In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any overallotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time without notice.
We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our Company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our Company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.
Our common shares are listed on the New York Stock Exchange under the symbol “EQC.” Any securities that we issue, other than common shares, that are new issues of securities will have no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS
The validity of the securities offered by means of this prospectus and certain U.S. federal income tax matters have been passed upon by Hogan Lovells US LLP.
EXPERTS
The consolidated financial statements of Equity Commonwealth appearing in Equity Commonwealth’s Annual Report (Form 10-K) for the year ended December 31, 2017 including schedules appearing therein, and the effectiveness of Equity Commonwealth’s internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of Equity Commonwealth’s internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
WHERE TO FIND ADDITIONAL INFORMATION
We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act of 1933, as amended, with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, including the exhibits and schedules to the registration statement and the reports, statements or other information we file with the SEC, may be examined and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. Information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0300. SEC filings, including the registration statement, are also available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The reference to the SEC’s Internet site is intended to be an inactive textual reference only. We maintain a website at http://www.eqcre.com. You should not consider information on our website to be part of this prospectus.
Our securities are listed on the New York Stock Exchange, or NYSE, and all material filed by us with the NYSE can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SEC rules allow us to incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and our Quarterly Report on Form 10-Q/A (Amendment No. 1) for the quarter ended March 31, 2018;

•	our Definitive Proxy Statement filed with the SEC on April 25, 2018;

•	our Current Reports on Form 8-K filed with the SEC on January 23, 2018, February 23, 2018 (other than Item 7.01 and Exhibit 99.2), March 15, 2018 and June 20, 2018;

•
the description of our common shares included in our Registration Statement on Form 8-A filed with the SEC on November 8, 1986 under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description; and

•
the description of our 6.500 % Series D Cumulative Convertible Preferred Shares included in our Registration Statement on Form 8-A filed with the SEC on October 10, 2006 under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.
You may request a copy of these filings, at no cost, by contacting Investor Relations, Equity Commonwealth, Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, by telephone at 312-646-2801 or by visiting our website, www.eqcre.com. The information contained on our website is not part of this prospectus. Our reference to our website is intended to be an inactive textual reference only.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered.

SEC Registration Fee	$	*
Accountant's Fees and Expenses		**
Legal Fees and Expenses		**
Printing Expenses		**
Miscellaneous		**
TOTAL	$	**

*
In accordance with Rule 456(b) and as set forth in footnote (2) to the “Calculation of Registration Fee” table on the front cover page of this registration statement, we are deferring payment of the registration fee for the securities.

**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The Maryland REIT law permits a Maryland REIT to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for (a) liability resulting from actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established in a judgment or other final adjudication as being material to the cause of action. Our Declaration of Trust contains such a provision that allows us to eliminate the liability of our trustees and officers to the maximum extent permitted by Maryland law.

The Maryland REIT law permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law, or MGCL, for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged to be liable to the corporation nor may a director be indemnified in circumstances in which the director is found liable for an improper personal benefit, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our Declaration of Trust and Bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay, reimburse or advance reasonable expenses to:

•	any present or former trustee or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•
any individual who, while a trustee or officer of our Company and at our request, serves or has served as a trustee, officer or partner of another corporation, REIT, limited liability Company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our Declaration of Trust and Bylaws also permit us, with the approval of our board of trustees, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our Company or a predecessor of our Company. Our Bylaws specify that any indemnification or payment or reimbursement of the expenses as described above will be made in accordance with the procedures provided by the MGCL for directors of Maryland corporations.
ITEM 16. EXHIBITS.

Exhibit No.	Description
1.1*	Form of Common Shares Underwriting Agreement

1.2*	Form of Preferred Shares Underwriting Agreement

1.3*	Form of Depositary Shares Underwriting Agreement

1.4*	Form of Warrants Underwriting Agreement

1.5*	Form of Rights Underwriting Agreement

4.1*	Form of Certificate/Amendment setting forth the designations of a series of Preferred Shares

4.2*	Form of Deposit Agreement for Depositary Shares

4.3*	Form of Equity Warrant Agreement

4.4*	Form of Rights Agreement

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the securities being registered

8.1	Opinion of Hogan Lovells US LLP regarding certain tax matters

12.1	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends of Equity Commonwealth

23.1	Consent of Ernst & Young LLP

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.3	Consent of Hogan Lovells US LLP (included in Exhibit 8.1)

24.1	Power of Attorney (included on the signature pages to this Registration Statement)

*	To be filed, if necessary, by amendment or incorporated by reference in connection with the offering of specific securities.

ITEM 17. UNDERTAKINGS.
(a) The undersigned registrants hereby undertake:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that subparagraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)Each prospectus filed by either registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date; or
(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
Each of the undersigned registrants undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrants hereby undertake that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)The undersigned registrants hereby undertake to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(d)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of either of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either or both of the registrants of expenses incurred or paid by a trustee, officer or controlling person of either registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 2018.

EQUITY COMMONWEALTH

By:	/s/ David A. Helfand
David A. Helfand
President, Chief Executive Officer and Trustee

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints David Helfand, Adam S. Markman, Orrin S. Shifrin and David Weinberg, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, and any and all pre- or post-effective amendments thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-facts and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as that person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefore may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ David Helfand	President, Chief Executive Officer and Trustee (Principal Executive Officer)	June 20, 2018
David Helfand

/s/ Adam S. Markman	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	June 20, 2018
Adam S. Markman

/s/ Jeffrey D. Brown	Chief Accounting Officer (Principal Accounting Officer)	June 20, 2018
Jeffrey D. Brown

/s/ Sam Zell	Chairman of the Board of Trustees	June 20, 2018
Sam Zell

/s/ James S. Corl	Trustee	June 20, 2018
James S. Corl

/s/ Martin L. Edelman	Trustee	June 20, 2018
Martin L. Edelman

/s/ Edward A. Glickman	Trustee	June 20, 2018
Edward A. Glickman

/s/ Peter Linneman	Trustee	June 20, 2018
Peter Linneman

/s/ James L. Lozier, Jr.	Trustee	June 20, 2018
James L. Lozier, Jr.

/s/ Mary Jane Robertson	Trustee	June 20, 2018
Mary Jane Robertson

/s/ Kenneth Shea	Trustee	June 20, 2018
Kenneth Shea

/s/ Gerald A. Spector	Trustee	June 20, 2018
Gerald A. Spector

/s/ James A. Star	Trustee	June 20, 2018
James A. Star